                                                                     EXHIBIT 4.6

                                           EXECUTION COPY

                                FIRST AMENDMENT
                                       TO
                       SECURITIES PURCHASE AGREEMENTS AND
                         SENIOR REVOLVING CREDIT NOTES

     This First Amendment dated as of March 29, 1996 (this "First Amendment") to the separate Securities Purchase Agreements each dated as of July 29, 1994 and the Senior Revolving Credit Notes is between Control Devices, Inc., an Indiana corporation (the "Company") and each of the institutions which is a signatory to this First Amendment (collectively, the "Securityholders").

                                   RECITALS:

     A. The Company and each of the Securityholders have heretofore entered into separate and several Securities Purchase Agreements each dated as of July 29, 1994 (collectively, the "Securities Purchase Agreements"). The Company has heretofore issued its 10% Senior Secured Fixed Rate Notes due July 31, 2004 (the "Senior Fixed Rate Notes"), its Senior Secured Floating Rate Revolving Credit Notes due July 29, 1999 (the "Senior Revolving Credit Notes") and its 11% Senior Subordinated Notes due July 31, 2004 (collectively, the "Notes"), the Preferred Shares, the Purchased Common Shares and the Warrants (each as defined in the Securities Purchase Agreements) and the Securityholders are the holders of 100% of the outstanding Notes, Preferred Shares, Purchased Common Shares and Warrants.

     B. The Company has requested, in connection with its proposed acquisition of all of the capital stock of Realisations et Diffusion pour l'Industrie, a French societe anonyme a Directoire, that the Securities Purchase Agreements and the Senior Revolving Credit Notes be amended in certain respects, and the Company and the Securityholders now desire to amend the Securities Purchase Agreements and the Senior Revolving Credit Notes in the respects, but only in the respects, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Securities Purchase Agreements unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW THEREFORE, the Company and the Securityholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

     Section 1. Amendments to Securities Purchase Agreements.
                ---------------------------------------------

     1.1. Section 6(a) of the Securities Purchase Agreements is hereby amended by inserting the words "of the Company and its Restricted Subsidiaries" after the words "working capital purposes" in the second sentence of such section 6(a).

     1.2. The first sentence of Section 12.2 of the Securities Purchase Agreements is hereby amended to read as follows:

     "Subject to the terms and conditions hereof, you and the Other Purchasers hereby establish for the benefit of the Company a revolving credit facility pursuant to which the Company may borrow (and repay and reborrow) an aggregate principal amount at any one time outstanding not in excess of (i) $1,500,000 prior to March 29, 1996 and on or after March 29, 1997 and (ii) $3,000,0000 during the period from and after March 29, 1996 through and including March 28, 1997 (such commitment as reduced from time to time in accordance with the terms hereof, the "Total Revolving Commitment")."

     1.3. Section 13(b)(v) of the Securities Purchase Agreements is hereby amended by deleting the word "and" appearing immediately before subclause (v) of such section 13(b)(v) and inserting before the period at the end of such section 13(b)(v) the following

     ", (vi) Equity Securities consisting of an aggregate of US $892,400 in aggregate principal amount of subordinated notes issued by the Company as partial payment by the Company in its purchase of all of the outstanding capital stock of RDI, which subordinated notes are convertible into Class A Common Shares upon the closing of the Company's initial registered public offering (the "Convertible RDI Notes"), and (vii) the Class A Shares issued by the Company upon conversion of the Convertible RDI Notes"

     1.4. Section 14.2(e) of the Securities Purchase Agreements is hereby amended to read as follows

          "(e)  (i) with respect to the Company and its Restricted
     Subsidiaries, engage primarily in the business, as now conducted after giving effect to the Acquisition, of manufacturing, distributing and selling electromechanical circuit protection devices, thermoprotectors, sensors and electro/ceramic current limiters, heaters and resonators for the automotive, appliance and lighting industries, substantially in the manner described in the Disclosure Document and (ii) with respect to the Unrestricted Subsidiaries, engage in the business of designing, developing, manufacturing and distributing principally throughout Western Europe electrical components, including but not limited to (x) thermal protectors and sensors, thermal fuses and circuit breakers for the automotive and appliance industries, (y) passive components, such as fuses, capacitors and connectors, and (z) fuses, terminals and small electrical accessories, sound, CB and GMS accessories for the automotive aftermarket, wholesalers and automobile centers; and"

     1.5. Section 14.4 of the Securities Purchase Agreements is hereby amended by inserting the following at the end thereof:

     "and the Unrestricted Subsidiaries may obtain Receivables Financing in an aggregate amount outstanding at any time not to exceed 40% of the gross receivables of the Unrestricted Subsidiaries outstanding at such time"

     1.6. Section 14.5 of the Securities Purchase Agreements is hereby amended by deleting subsection (b) thereof in its entirety and inserting at the end of subsection 14.5(a)(ii) the following subsections (a)(iii), (b) and (c):

          "(iii) unsecured Indebtedness evidenced by the RDI Shareholder Notes; and

         (b) in the case of any Restricted Subsidiary of the Company:

             (i)  Funded Debt evidenced by the Note Guarantees; and

             (ii) Funded Debt and/or Current Debt owing to the Company or a Wholly-Owned Subsidiary of the Company which is a Restricted Subsidiary, provided that such loan was made by the Company or such
                     --------
         other Subsidiary of the Company in compliance with section 14.11; and

         (c)  in the case of any Unrestricted Subsidiary of the Company:

             (i) Funded Debt or Current Debt of such Unrestricted Subsidiary which is outstanding on the date the Company acquires the capital stock of RDI, and which is described on Exhibit 5.9A attached hereto; and
                                           ------------


              (ii)  the Receivables Financing."

     1.7. Section 14.6 of the Securities Purchase Agreements is hereby amended by deleting subsection (f) of such section 14.6 and inserting in place thereof the following:

          "(f) The Company shall not, and shall not permit any Subsidiary to, make any payment or prepayment in respect of (i) the Seller Note if such payment or prepayment is prohibited by the terms of the Seller Note Subordination Agreement or (ii) the RDI Shareholder Notes if such payment or prepayment is prohibited by the terms of the RDI Shareholder Notes Subordination Agreement.

     Nothing contained in this section 14.6 shall prohibit (i) RDI from paying a dividend to its former shareholders in an amount not to exceed $240,000 on the terms and conditions set forth in the RDI Stock Purchase Agreement or (ii) the Company from agreeing to be bound by section 8.2 of the RDI Stock Purchase Agreement."

     1.8. Section 14.7 of the Securities Purchase Agreements is hereby amended to read as follows:

          "14.7     Current Ratio.  The Company will at all times keep and
                    -------------
     maintain Consolidated Current Assets in an amount at least equal to 140% of Consolidated Current Liabilities , provided that if the Required Holders
                                        --------
     make the Financial Covenant Inclusion Election (as defined below), section
     14.7 of the Securities Purchase Agreement shall thereupon be further amended to read as follows:

           "14.7     Current Ratio.  The Company will at all times keep and
                     -------------
     maintain Consolidated Current Assets in an amount at least equal to 140% of Consolidated Current Liabilities, provided that for purposes of this
                                       --------
     section 14.7 Consolidated Current Liabilities shall not include the Receivables Financing of the Unrestricted Subsidiaries."

     1.9. Section 14.9 (a) of the Securities Purchase Agreements is hereby amended by deleting the word "and" at the end of clause (iv) of such section 14.9(a), inserting "; and" at the end of clause (v) of such section 14.9 and inserting the following new clause (vi):

          "(vi) in the case of an Unrestricted Subsidiary, any Lien on any of the assets of such Unrestricted Subsidiary if such Lien is in existence on the date the Company acquires the capital stock of RDI and is described on
     Exhibit 5.9A attached hereto."
     ------------

     1.10 Section 14.10 of the Securities Purchase Agreements is hereby amended by replacing the parenthetical "(other than the Company or a Wholly-Owned Subsidiary of the Company) with the following:

     "(other than the Company or a Wholly-Owned Subsidiary of the Company which is a Restricted Subsidiary").

     1.11 Section 14.18 of the Securities Purchase Agreements is hereby amended by inserting the words "or the RDI Shareholder Notes" after the words "Seller Note" in clause (ii) thereof.

     1.12. Section 15.1 of the Securities Purchase Agreements is hereby amended by deleting the definition of "Current Liabilities" appearing therein and inserting the following in place thereof:

     ""Current Liabilities" of any Person shall mean, at any date, all
       ------- -----------
     Indebtedness of such Person which would, in accordance with generally accepted accounting principles, be classified as current liabilities at such date, but specifically excluding the current maturities of such Person's Funded Debt."

     1.13. Section 15.1 of the Securities Purchase Agreements is hereby further amended by deleting the definitions of "Consolidated Adjusted Net Income", "Consolidated Capitalization", "Consolidated Current Assets", "Consolidated Current Debt", "Consolidated Current Liabilities", "Consolidated Net Income", "Consolidated Net Worth", "Consolidated Total Assets" and "Consolidated Total Debt" appearing therein and inserting the following in place thereof:

          "Consolidated Adjusted Net Income", "Consolidated Capitalization",
          ------------- -------- --- ------    ------------ --------------

     "Consolidated Current Assets", "Consolidated Current Debt", "Consolidated
     ------------- ------- ------    ------------ ------- ----    ------------
     Current Liabilities", "Consolidated Net Income", "Consolidated Net Worth",
     ------- -----------    ------------ --- ------    ------------ --- -----
     "Consolidated Total Assets" and "Consolidated Total Debt" shall mean the
      ------------ ----- ------       ------------ ----- ----
     Adjusted Net Income, Capitalization, Current Assets, Current Debt, Current Liabilities, Net Income, Net Worth, Total Assets and Total Debt, as the case may be, of the Company and its Restricted Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with generally accepted accounting principles, and after giving appropriate effect to outside minority interests, if any, in Restricted Subsidiaries, provided that (a)
                                                             --------       -
     in determining Consolidated Adjusted Net Income and Consolidated Net Income there shall be excluded (i) the Net Income of any Person (other than a
                              -
     Restricted Subsidiary of the Company) in which the Company or any Restricted Subsidiary of the Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (ii) any undistributed Net Income of a Restricted Subsidiary
                     --
     of the Company which for any reason is unavailable for distribution to the Company or any other Restricted Subsidiary of the Company, (iii) the Net
                                                                 ---
     Income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or a Restricted Subsidiary of the Company, (iv) in the case of a
                                                         --
     successor to the Company by consolidation, merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer, and (v) any deferred or other credit representing the
                              -
     excess of the equity in any Restricted Subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such Restricted Subsidiary, and (b) in determining Consolidated Net Worth no
                                 -
     amount shall be included therein on account of (i) any excess cost of
                                                     -
     acquisition of shares of any Restricted Subsidiary of the Company over the book value of the assets of such Restricted Subsidiary attributable to such shares on the books of such Restricted Subsidiary at the date of acquisition of such shares or (ii) any excess of the book value of the
                                    --
     assets of such Restricted Subsidiary attributable to such assets at the date of such acquisition over the cost of acquisition of such assets, other than any such excess attributable to the Acquisition."

,provided that within ten Business Days of the date of this First Amendment,
 --------
the Required Holders of the Notes may, upon written notice to the Company, elect to make the further amendments contemplated by section 1.8 of this First Amendment and this section 1.13 (the "Financial Covenant Inclusion Election"), in which event section 15.1 of the Securities Purchase Agreements shall thereupon be further amended by deleting the definitions of "Consolidated Adjusted Net Income", "Consolidated Capitalization", "Consolidated Current Assets", "Consolidated Current Debt", "Consolidated Current Liabilities", "Consolidated Net Income", "Consolidated Net Worth", "Consolidated Total Assets" and "Consolidated Total Debt" appearing therein and inserting the following in place thereof:

           "Consolidated Adjusted Net Income", "Consolidated Capitalization",
            ------------ -------- --- ------    ------------ --------------
     "Consolidated Current Assets", "Consolidated Current Debt", "Consolidated
      ------------ ------- ------    ------------ ------- ----    ------------
     Current Liabilities", "Consolidated Net Income", "Consolidated Net Worth",
     ------- -----------    ------------ --- ------    ------------ --- -----
     "Consolidated Total Assets" and "Consolidated Total Debt" shall mean the
      ------------ ----- ------       ------------ ----- ----
     Adjusted Net Income, Capitalization, Current Assets, Current Debt, Current Liabilities, Net Income, Net Worth, Total Assets and Total Debt, as the case may be, of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with generally accepted accounting principles, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that (a) in
                                                  --------       -
     determining Consolidated Adjusted Net Income and Consolidated Net Income there shall be excluded (i) the Net Income of any Person (other than a
                              -
     Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Company or such Subsidiary in the form of dividends or similar distributions, (ii) any undistributed Net
                                                  --
     Income of a Restricted Subsidiary of the Company which for any reason is unavailable for distribution to the Company or any other Subsidiary of the Company, (iii) the Net Income of any Person accrued prior to the date it
               ---
     becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary of the Company, (iv) in the case of a successor
                                                  --
     to the Company by consolidation, merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer, and (v) any deferred or other credit representing the excess of
                    -
     the equity in any Subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such Subsidiary, and (b) in determining Consolidated Net Worth no amount shall be included therein on account of (i) any excess cost of acquisition of shares of any Subsidiary
                 -
     of the Company over the book value of the assets of such Subsidiary attributable to such shares on the books of such Subsidiary at the date of acquisition of such shares or (ii) any excess of the book value of the
                                    --
     assets of such Subsidiary attributable to such assets at the date of such acquisition over the cost of acquisition of such assets, other than any such excess attributable to the Acquisition."

     1.14. The definition of "Permitted Investments" in section 15.1 of the Securities Purchase Agreements is hereby amended by inserting in subsection (a) thereof the words "which is a Restricted Subsidiary of the Company" after the words "Wholly-Owned Subsidiary of the Company" appearing twice in such subsection (a) of such definition.

     1.15. The definition of "Permitted Investments" in section 15.1 of the Securities Purchase Agreements is hereby further amended by deleting the "and" appearing at the end of subsection (g) thereof, adding "; and" at the end of subsection (h) thereof and inserting the following new subsection (i):

                    "(i) the acquisition of all of the capital stock of RDI pursuant to the RDI Stock Purchase Agreement."

     1.16. the definition of "Pro Forma Fixed Charges " in section 15.1 of the Securities Purchase Agreements is hereby amended by inserting the word "Restricted" before the word Subsidiaries appearing therein.

     1.17. Section 15.1 of the Securities Purchase Agreements is hereby further amended by inserting therein in alphabetical order the following new defined terms:

           "Convertible RDI Notes" shall have the meaning specified in section
            ---------------------
           13(b)(v).

           "RDI" shall mean Realisations et Diffusion pour l'Industrie, a French

           ---
           societe anonyme a Directoire.

           "RDI Shareholder Notes" shall mean US $2,000,000 in aggregate
            ---------------------
           original principal amount of promissory notes (including the Convertible RDI Notes which will be convertible into Class A Common Shares) issued by the Company to the former shareholders of RDI at the closing of the acquisition by the Company of all of the capital stock of RDI pursuant to the RDI Stock Purchase Agreement.

           "RDI Shareholder Notes Subordination Agreement" shall mean the
            ---------------------------------------------
           Subordination Agreement dated March 29, 1996 by and among the Company, the holders of the Notes and the holders of the RDI Shareholder Notes, as amended from time to time.

          "RDI Stock Purchase Agreement" shall mean the Stock Purchase Agreement
           ----------------------------
          dated as of March 29, 1996 among the Company, RDI and Antonio Alvarez, Jacqueline Chambrelan, Regina Combes, Raymond Fraysse, Michel Hauser-Kauffman, Alain Lebatard, and Bernard Viret, as originally executed and delivered.

          "Receivables Financing" shall mean loans advanced to RDI by commercial
           ---------------------
          lenders in amounts based on the aggregate amounts of receivables of RDI outstanding from time to time and represented by promissory notes or bills of exchange, in electronic form or otherwise, issued to RDI by its customers.

          "Restricted Subsidiary" and "Restricted Subsidiaries" shall mean any
           ---------------------       -----------------------
          Subsidiary other than an Unrestricted Subsidiary.

          "Senior Revolving Credit Notes" shall mean the Senior Secured Floating
           -----------------------------
          Rate Revolving Credit Notes of the Company due July 29, 1999, together with any notes issued in exchange therefor or replacement thereof, in the aggregate principal amount not to exceed $3,000,000, issued and sold pursuant to this Agreement and the Other Securities Purchase Agreements."

          "Unrestricted Subsidiary" and "Unrestricted Subsidiaries" shall mean
           -----------------------       -------------------------
          RDI and each of its Subsidiaries, including Futurelec, a French societe a responsabilite limitee and Realisations et Diffusion pour l'Industrie en Telephonie, a French societe a responsabilite limitee, each of which is a Wholly-Owned Subsidiary of RDI.

    1.18. The Securities Purchase Agreements are hereby amended by deleting
Exhibit 1(a)(ii) thereto in its entirety and inserting in its place the form of
- ----------------
Exhibit 1(a)(ii) attached hereto.
- ---------------
     1.19. The Securities Purchase Agreements are hereby amended by adding a new
Exhibit 5.9A in the form of Exhibit 5.9A attached hereto.
- ------------                ------------

     2.    Additional Security. The parties agree and acknowledge that the only
           -------------------
additional Security Documents to be requested by the Securityholders pursuant to
Section 14.20 of the Securities Purchase Agreements in connection with the Company's acquisition of RDI shall be instruments evidencing a pledge of or grant of a security interest in 66% of the outstanding capital stock of RDI and any Subsidiary of RDI. The parties further agree and acknowledge that except for the pledge of or security interest in 66% of the outstanding capital stock of RDI and any Subsidiary of RDI, Sections 1(d)(i) and 1(d)(iii) of the Securities Purchase Agreements will not apply with respect to any assets of RDI or any Subsidiary of RDI. The parties agree that RDI and its Subsidiaries shall not be required to execute a Note Guarantee notwithstanding Section 1(c) of the Securities Purchase Agreements.

     3.    Amendment to Senior Revolving Credit Notes and Consent Thereto.
           --------------------------------------------------------------
The Senior Revolving Credit Notes be and they hereby are amended by replacing the figure "$1,500,000" appearing in the second paragraph thereof with the figure "$3,000,000". Concurrent with the execution and delivery of this First Amendment, the Securityholders are exchanging the original executed Senior Revolving Credit Notes held by them for replacement Senior Revolving Credit Notes in the form of Exhibit 1(a)(ii). The Securityholders, in their capacity
                     ---------------
as holders of the Subordinated Indebtedness hereby consent to the amendment to the Senior Revolving Credit Notes to increase the aggregate principal amount of Senior Revolving Credit Notes from $1,500,000 to $3,000,000 and agree that the Senior Revolving Credit Notes, as so increased in aggregate principal amount, continue to constitute Superior Indebtedness for purposes of the Securities Purchase Agreements, including without limitation section 10 thereof.

     4.    Prepayment of Seller Note.   Pursuant to section 1.2(c)(ii) of the
           -------------------------
Seller Note Subordination Agreement, the Securityholders hereby consent to the prepayment in full of all principal of and accrued interest on the Seller Notes by the Company on the date hereof concurrent with the closing of the acquisition of the capital stock of RDI.

     5.    Subordination of RDI Shareholder Notes.   The parties acknowledge
           --------------------------------------
that upon the closing of the acquisition of the capital stock of RDI by the Company on the date hereof, the Company will issue US $2,000,000 in aggregate principal amount of its promissory notes (the "RDI Shareholder Notes") to the former shareholders of RDI in payment of a portion of the purchase price for the capital stock of RDI. Concurrent with the execution and delivery of this First Amendment, and as a condition to its effectiveness, the Company, the Securityholders and the shareholders of RDI are entering into a Subordination Agreement in the form attached hereto, subordinating the payment of the RDI Shareholder Notes to the Notes on the terms and conditions set forth therein.

     6.    Due Execution;  Representations.  The Company represents and
           -------------------------------
warrants to the Securityholders that (a) this First Amendment has been duly and validly executed and delivered, and is a valid and binding obligation of the Company enforceable in accordance with its terms; and (b) no Default or Event of Default (as defined in Securities Purchase Agreements) has occurred and is continuing.

     7.    Miscellaneous.
           -------------

     7.1. This First Amendment shall be construed in connection with and as part of each of the Securities Purchase Agreements and the Securities, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Securities Purchase Agreements, the Senior Revolving Credit Notes and the other Operative Documents are hereby ratified and shall be and remain in full force and effect.

     7.2. Any and all notices, requests, certificates and other instruments executed and delivered after the effectiveness of this First Amendment may refer to the Securities Purchase

Agreements and the other Operative Documents without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     7.3. The descriptive headings of the various sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     7.4. This First Amendment shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     7.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                        CONTROL DEVICES, INC.



                                        By:
                                           --------------------------
                                                     (Title)

Accepted and Agreed To:

MASSMUTUAL CORPORATE                    MASSACHUSETTS MUTUAL LIFE
VALUE PARTNERS LIMITED                  INSURANCE COMPANY

By:  Massachusetts Mutual Life
      Insurance Company, as             By:
      Investment Advisor                   --------------------------
                                                     (Title)

    By:
       --------------------------
                (Title)

MASSMUTUAL CORPORATE                    MASSMUTUAL PARTICIPATION
      INVESTORS                               INVESTORS


By:                                     By:
   -------------------------               --------------------------
           (Title)                                 (Title)

The foregoing is executed on            The foregoing is executed on behalf of
behalf of MassMutual Corporate          MassMutual Participation Investors,
Investors, organized under a            organized under a Declaration of Trust,
Declaration of Trust, dated             dated April 7, 1988, as amended from
September 13, 1985, as amended          time to time.  The obligations of such
from time to time.  The                 Trust are not personally binding upon,
obligations of such Trust are           nor shall resort be had to the property
not personally binding upon,            of, any of the Trustees, shareholders,
nor shall resort be had to the          officers, employees or agents of such
property of, any of the                 Trust, but the Trust's property only
Trustees, shareholders,                 shall be bound.
officers, employees or agents
of such Trust, but the Trust's
property only shall be bound.